UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest reported event): May 7, 2008

Commission File No. 001-33399

COMVERGE, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	22-3543611
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

120 Eagle Rock Avenue, Suite 190

East Hanover, New Jersey 07936

(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code: (973) 884-5970

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the Annual Meeting of Stockholders held on May 7, 2008, the stockholders of Comverge, Inc. approved an amendment and restatement of Comverge's 2006 Long-term Incentive Plan (the "2006 Amended Plan"), which amendment and restatement was previously approved by the compensation committee of Comverge's Board of Directors in March 2008, subject to stockholder approval.

The amendments to the prior plan contained in the 2006 Amended Plan include:

a. an increase in the number of shares of common stock available for issuance (subject to the ratio provisions described below) under the plan by 2,000,000 shares of common stock;

b. the inclusion of fungible share reserve ratio mechanics into the 2006 Amended Plan that generally provide that the number of shares of common stock available for issuance under the 2006 Amended Plan will be reduced by (i) one share for each share granted pursuant to stock options or stock appreciation rights and (ii) 1.4 shares for each share granted pursuant to other types of awards under the 2006 Amended Plan;

c. the modification of the provisions in the 2006 Amended Plan that prohibit re-pricing of options to further clarify the prohibition on stock option re-pricing; and
d. the reduction of the maximum term for any award under the 2006 Amended Plan from ten years to seven years.

The foregoing summary of the amendments included in the 2006 Amended Plan is qualified in its entirety by the text of the 2006 Amended Plan, which is attached as Appendix I to Comverge's definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 7, 2008, and is hereby incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

Incorporated by reference herein
Exhibit No.	Description	Form	Date
10.1	Comverge, Inc. 2006 Long-term Incentive Plan, as amended and restated	Definitive Proxy Statement on Schedule 14A	April 7, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COMVERGE, INC.

By: /s/ Michael Picchi

Name: Michael Picchi

Title: Chief Financial Officer

Dated: July 18, 2008

EXHIBIT INDEX

Incorporated by reference herein
Exhibit No.	Description	Form	Date
10.1	Comverge, Inc. 2006 Long-term Incentive Plan, as amended and restated	Definitive Proxy Statement on Schedule 14A	April 7, 2008